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                                                                    EXHIBIT 1(a)

                                 $   ,000,000

                        TEXAS-NEW MEXICO POWER COMPANY

                            % SENIOR NOTES DUE

                            UNDERWRITING AGREEMENT



                                                                          , 1999



Dear Sirs:

          Texas-New Mexico Power Company, a Texas corporation (the "Company"),
proposes to issue and sell $   ,000,000 aggregate principal amount of its
     % Senior Notes due      (the "Securities") to the several underwriters
named in Schedule I hereto (the "Underwriters"). The Securities are described in the Prospectus which is referred to below and are to be issued pursuant to the provisions of an indenture (the "Indenture") to be dated as of January 1, 1999 between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Until the Release Date (as defined in the Indenture), the Securities will be secured as to payment of principal and interest by one or more series of First Mortgage Bonds (the "First Mortgage Bonds") issued, pledged and delivered by the Company to the Trustee. The First Mortgage Bonds will be issued pursuant to the provisions of the Company's Indenture of Mortgage and Deed of Trust dated as of November 1, 1944 between Community Public Service Co., a Delaware corporation (which was merged into and whose obligations were assumed by the Company), and City National Bank and Trust Company of Chicago, Chicago, Illinois (the current successor of which is U.S. Bank Trust, N.A.) (the "Mortgage Trustee"), as heretofore supplemented and modified, and as supplemented by the Twenty-Sixth Supplemental Indenture (herein so called)
thereto, dated as of    , 1999 between the Company and the Mortgage Trustee (as
so supplemented and modified, the "Mortgage Indenture").

          Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the
"Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration
No. 333-64215), including a prospectus subject to completion, relating to the Securities, which will be amended from time to time. The registration statement, as amended at the time it became effective, including all documents or information incorporated or deemed to be incorporated by reference therein is referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities (including (a) the information contained in any prospectus supplement relating to the securities or deemed to be part of the Registration Statement at effectiveness pursuant to Rule 430A or Rule 434 of the Act, and (b) any documents or information incorporated or deemed to be incorporated by reference into such prospectus), is hereinafter referred to as the "Prospectus". Any registration statement (including any amendment or supplement thereto or information which is deemed to be a part thereof) filed by the Company under Rule 462(b) of the Act (a "Rule 462(b) Registration
Statement") shall be deemed to be part of the Registration Statement. If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed also to include, without limitation, the form of prospectus and term sheet (a "Term Sheet"), taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the
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"Rule 434 Prospectus"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included,"
"described" or "stated" in the Registration Statement or the Prospectus (and all references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which, upon filing, is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus after the effective date, as the case may be.

          Section 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule
I hereto at a purchase price of       % of the principal amount thereof (the
"Purchase Price"), plus accrued interest from the date of issuance to the date of delivery.

          Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          Section 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Securities shall be made at 10:00 A.M., New York City time, on the third or fourth business day after the purchase of the Securities unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act (the "Closing Date") following the date of this Agreement at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Securities may be varied by agreement between you and the Company.

          The Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. A global certificate for the Securities shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. A global certificate for the Securities in definitive form evidencing the Securities will be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer in same day funds to an account specified by the Company.

          Section 5.  Agreements of the Company. The Company agrees with you:

          (a) Immediately following the determination of the Purchase Price, to prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act, copies of a prospectus supplement relating to the Securities and containing all the information required under the Act.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective, if it is not effective on the date hereof, and when any post-effective amendment to it becomes effective, (ii) of the receipt of comments, if any, from the Commission relating to the Registration Statement, (iii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes,
     (v) if the Company is required to file a Rule

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     462(b) Registration Statement, when the Rule 462(b) Registration Statement has become effective and (vi) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment thereto, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment thereto, without exhibits, as you may reasonably request.

          (d) Prior to the termination of the offering of Securities, (A) not to
     (i) file any Rule 462(b) Registration Statement, (ii) file any amendment or supplement to the Registration Statement, (iii) file any document under the Exchange Act which shall be deemed to be incorporated by reference into the Prospectus, or (iv) make any amendment or supplement to the Prospectus (including the issuance or filing of any Term Sheet), of which you shall not previously have been advised or to which you shall reasonably object; and (B) to prepare and file with the Commission, promptly upon your reasonable request, any Rule 462(b) Registration Statement, Term Sheet or amendment or supplement to the Registration Statement or the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and which, in the judgment of the Company or in the opinion of counsel for the Underwriters, is required by law, and to use its reasonable best efforts to cause any such amendment to the Registration Statement to become promptly effective.

          (e) From time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e), any event shall occur or condition exist as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the judgment of the Company or in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (g) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (other than as to

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     matters and transactions relating to the Prospectus and the Registration
     Statement); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (h) To make generally available to the holders of the Securities as soon as reasonably practicable a consolidated earnings statement that need not be audited covering a period of at least twelve months after the Closing Date (but in no event commencing later than 90 days after such date) which consolidated earnings statement shall satisfy the provisions of
     Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i) So long as any of the Securities are outstanding, to furnish to you as soon as available a copy of each report of the Company mailed to the holders of the Securities or filed with the Commission and such other publicly available information concerning the Company and its Subsidiaries as you may reasonably request.

          (j) To pay or cause to be paid all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus relating to the Securities and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the word processing, printing and delivery of this Agreement and the Indenture and other agreements or documents in connection with the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda or surveys relating thereto), and the printing and furnishing of copies of any blue sky or legal investment memoranda or surveys to the Underwriters and to dealers, (v) the rating of the Securities by securities rating agencies or services for rating the Securities, (vi) any filing fees of the National Association of Securities Dealers, Inc., (vii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (viii) the cost of printing certificates representing the Securities, (ix) the fees and expenses of the Trustee and the Mortgage Trustee in connection with the Indenture, the Mortgage Indenture, the Securities and the First Mortgage Bonds, (x) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, and (xi) the performance of the Company's other obligations hereunder.

          (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          (l) To use the net proceeds received by it from the sale of Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants to purchase debt securities of the Company substantially similar to the Securities, other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, (iii) securities issued under the Mortgage Indenture, and (iv) promissory notes issued for working capital purposes under the Company's existing bank credit facilities, without your prior written consent.

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          (n) If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the third paragraph of Section 9 hereof or the default by an Underwriter in its obligation hereunder, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

          Section 6. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3; the Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or have been threatened by the Commission.

          (b)(i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the Closing Date, comply in all material respects with the Act, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to (i) any statement contained in the Registration Statement, any post-effective amendment or the Prospectus or the Prospectus as amended or supplemented in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of an Underwriter to the Company expressly for use therein or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12(b) of Form S-3 under the Act, at the time they were filed with the Commission, complied when so filed in all material respects with the requirements of the Exchange Act, and, when read together with other information in the Prospectus, at the time the Registration Statement became effective and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Rule 462(b) Registration Statement, if any, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or

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     omissions in any preliminary prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein.

          (e) The documents incorporated by reference into any preliminary prospectus or Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Act and the Exchange Act, and at such time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and all such documents have been timely filed as required by the Act.

          (f) The capitalization of the Company is, as of the date specified, as set forth in the section of the Registration Statement and the Prospectus, or any amendment or supplement thereto, entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of Texas Generating Company and Texas Generating Company II (collectively, the "Subsidiaries") have been duly authorized and are validly issued and owned by the Company, free and clear of any liens, security interests, claims, charges or encumbrances (collectively, the "Liens") except as otherwise disclosed in writing to the Underwriters prior to the date hereof; and each of the Company and its Subsidiaries is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and, in the case of the Company, to execute and deliver this Agreement and the Indenture and to issue and sell the Securities as herein and therein contemplated.

          (g) The Indenture has been duly authorized and, when executed by the Company and delivered, will constitute a legal, valid and binding obligation of the Company (assuming the due and valid authorization, execution and delivery thereof by the Trustee), enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether the enforcement of remedies is considered in a proceeding in equity or at law); and the issuance of the Securities has been duly authorized and when executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the Securities will be duly issued and will constitute legal, valid and binding obligations of the Company, entitled to the benefits and security afforded by the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether the enforcement of remedies is considered in a proceeding in equity or at law).

          (h) The Mortgage Indenture has been duly authorized and, when executed by the Company and delivered, will constitute a legal, valid and binding obligation of the Company (assuming the due and valid authorization, execution and delivery thereof by the Trustee), enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether the enforcement of remedies is considered in a proceeding in equity or at law); and the issuance of the First Mortgage Bonds has been duly authorized and when executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered to the Trustee as security for the Securities, the First Mortgage Bonds will be duly issued and will constitute legal, valid and binding obligations of the Company, entitled to the benefits and security afforded by the Mortgage Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of

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     equity (regardless of whether the enforcement of remedies is considered in a proceeding in equity or at law).

          (i) Each of the Company and its Subsidiaries is duly qualified by and is in good standing in each jurisdiction in which it conducts its business and in which the failure, individually or in the aggregate, to be so qualified and in good standing could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and each of the Company and its Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

          (j) Neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective corporate charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound (except for any default or breach that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole), and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and by the Prospectus will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) or result in the creation or imposition of any Lien upon any of the assets of the Company or any of its Subsidiaries pursuant to any provisions of the corporate charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries (except for any default or breach that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole).

          (k) Neither the Company nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject (including any federal, state, or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws")), which violation might have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (l) In the ordinary course of its business, the Company and its Subsidiaries conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, except to the extent properly accrued for in the Company's financial statements, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

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          (m) The Company is not an "investment company" or a company
     "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) The filing of the Registration Statement and the consummation of the transactions contemplated hereby and by the Prospectus have been duly authorized by the Company; and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company.

          (o) The Indenture and the Mortgage Indenture filed as exhibits to the Registration Statement conform, and the Securities and the First Mortgage Bonds will conform, in all material respects to the description thereof contained in the Registration Statement and Prospectus.

          (p) The Company has obtained the approval of the Federal Energy Regulatory Commission and the New Mexico Public Utility Commission with respect to the issuance and sale of the Securities; and no other approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, court, board, body, authority or agency is required of the Company for the execution, delivery and performance of this Agreement, the Indenture and the Securities, or the pledge of the First Mortgage Bonds or the consummation of the transactions related to the issuance and sale of the Securities as contemplated hereby other than those obtained under the Act or the Trust Indenture Act and any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

          (q) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, securities held by it who has not been notified of such right in respect of the Registration Statement.

          (r) Arthur Andersen LLP, and KPMG Peat Marwick, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants with respect to the Company and its Subsidiaries as required by the Act and the applicable published rules and regulations thereunder.

          (s) Each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals (each, an "Authorization") and has made all filings required under any federal, state or local law, regulation or rule, and has obtained all Authorizations from other persons, in order to conduct its business, except where the failure to have any such Authorization or to make any such filing would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Authorization or any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (t) All legal or governmental proceedings, contracts or documents required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required or incorporated therein by reference as permitted by the rules and regulations of the Commission.

          (u) Except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or which, to the best knowledge of the Company, after due inquiry, could affect the transactions contemplated by this Agreement and the Prospectus.

          (v) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, as of the Closing Date and at all times during which a Prospectus is required to be delivered under the Act, the consolidated financial condition of the Company and its Subsidiaries as of the dates indicated, consolidated results of operations and the cash flows of the Company and its Subsidiaries for the periods indicated; and such financial statements have been and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, as of the Closing Date and at all times during which a Prospectus is required to be delivered under the Act, prepared in conformity with generally accepted accounting principles.

          (w) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not occurred (A) any material adverse change or any development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (B) any transaction, which is material to the Company and its Subsidiaries, taken as a whole entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.

          (x) Each of the Company and its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all Liens, except such as are described in the Prospectus or are not material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; and each of the Company and its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole and do not materially interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

          Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of the Underwriters through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling, or controlled by, such Underwriter) who failed to deliver a Prospectus, as then amended or supplemented (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Indemnified Party shall have the rights and duties given to the Underwriter, by Section 7(c) hereof.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "Indemnified Party"), the Indemnified Party shall promptly notify the person from whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall
be designated in writing by                  , in the case of parties
indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement of the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party. No Indemnifying Party will be liable for the costs and expenses of any settlement of any pending or threatened action effected by the Indemnified Party without the consent of the Indemnifying Party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Securities purchased by each of the Underwriters hereunder and not joint.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of such dates.

          (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

          (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Patrick Bridges and Paul Talbot, in their capacities as the Treasurer and Corporate Secretary of the Company, respectively, confirming the matters set forth in Sections 6(x), 8(a) and 8(b) and that the Company has complied with all of the agreements and has satisfied all of the conditions herein contained and required to be complied with or to be satisfied by the Company on or prior to the Closing Date.

          (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          (e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of the General Counsel of the Company, in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

          (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Haynes and Boone, LLP, counsel for the Company, in form and substance satisfactory to you, to the effect set forth in Annex II hereto. The opinion of Haynes and Boone, LLP described in this Section 8(g) shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Rubin, Katz, Salazar, Alley & Rouse, special New Mexico counsel for the Company, in form and substance satisfactory to you, to the effect set forth in Annex III hereto.

          (h) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Fennemore Craig, special Arizona counsel for the Company, in form and substance satisfactory to you, to the effect set forth in Annex IV hereto. The opinion of Fennemore Craig described in this Section 8(h) shall be rendered to you at the request of the Company and shall so state therein.

          (i) You shall have received on the Closing Date a favorable opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, in form and substance satisfactory to you, to the effect set forth in Annex V hereto, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (j) You shall have received on the Closing Date letters, dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP and KPMG Peat Marwick, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (k) The Underwriters shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

          (l) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

          (m) Subsequent to the execution and delivery of this Agreement and as of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor any notice have been given of any potential or intended down grading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction ) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act and
     (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization.

          Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution and delivery of this Agreement by the parties hereto and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its Subsidiaries or the earnings, affairs or business prospects of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock

Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will result in an material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or (vii) the suspension or (vii) the suspension or material limitation of trading in securities of TNP Enterprises, Inc. ("TNPE") on the New York Stock Exchange or limitation on prices for TNPE's securities on such exchange.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date, provided that in no event shall the aggregate principal amount of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the total principal amount of Securities to be purchased by all Underwriters and arrangements satisfactory to the non-defaulting Underwriters and the Company for purchase of such Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Texas-New Mexico Power Company, 4100 International Plaza, P.O. Box 2943, Fort Worth, TX 76113, Attention: Michael B. Blanchard, (ii) if to any Underwriter, c/o
                          or (iii) in any case, to such other address as the
person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding among each of the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and the Underwriters' acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                        Very truly yours,

                                        TEXAS-NEW MEXICO POWER COMPANY


                                        By
                                          --------------------------------------
                                         Title:


Accepted and agreed to as of the
  date first above written



By:



By
  --------------------------------------
 Title:

                                  SCHEDULE I



                                                    Principal Amount
Underwriter                                         of Senior Notes
-----------                                         ---------------